                                   EXHIBIT 12

                         SHURGARD STORAGE CENTERS, INC.

                      STATEMENT OF COMPUTATION OF RATIOS OF
                            EARNINGS TO FIXED CHARGES
                             (AMOUNTS IN THOUSANDS)

                                                 PREDECESSOR                         COMPANY
                                            --------------------        ----------------------------------
                                                 DECEMBER 31,                      DECEMBER 31,
                                            --------------------        ----------------------------------
                                             1992          1993          1994          1995          1996
                                            ------        ------        ------        ------        ------
Net Income Before
Extraordinary Item                          22,055        18,284        19,001        29,572        32,786

Fixed Charges:

    Interest                                 2,347         2,288         9,105        12,038        12,829
    Amortization of Loan Costs                  42            55           629         1,120         1,120
                                            ------        ------        ------        ------        ------
                                             2,389         2,343         9,734        13,158        13,949

Net Income Before
Extraordinary Item and Fixed Charges        24,444        20,627        28,735        42,730        46,735

Divided by Fixed Charges (1)                 2,389         2,343         9,734        14,265        16,734
                                            ------        ------        ------        ------        ------

Ratio of Earnings to Fixed Charges           10.23          8.80          2.95          3.00          2.79
                                            ------        ------        ------        ------        ------

----------
(1) Fixed Charges includes capitalized interest that was not deducted when arriving at Net Income.